[Draft—12/2/04]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2004

ARCH CHEMICALS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 229-2900

(N/A)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 30, 2004, Arch Chemicals, Inc. (the “Company”) and Fuji Photo Film Co., Ltd. (“Fuji”) entered into an amendment (the “First Amendment”) to the Stock and Asset Purchase Agreement dated as of October 24, 2004 (the “Stock and Asset Purchase Agreement”), between the Company and Fuji. The Stock and Asset Purchase Agreement was filed as Exhibit 2 to the Current Report on Form 8-K filed by the Company on October 25, 2004.

The First Amendment, among other things, provides for the sequence of certain actions to be taken on the closing date of the Company’s disposition of a majority of the operations of its Microelectronics Materials business to Fuji (the “Transaction”), which Transaction was completed on November 30, 2004 as described in Item 2.01. A copy of the First Amendment is attached hereto and incorporated herein by reference as Exhibit 2.

ITEM 2.01. ACQUISITION OR DISPOSITION OF ASSETS

On November 30, 2004, the Company completed the Transaction pursuant to the Stock and Asset Purchase Agreement and the First Amendment. The assets disposed included the Company’s microelectronics business located in North America, Europe and Asia, and its 49 percent ownership interest in FUJIFILM Arch Co., Ltd., the Company’s joint venture with Fuji in Japan, but did not include the Company’s microelectronics-dedicated manufacturing facility in Brandenburg, Kentucky, its chemical management services business, and its 50 percent interest in Planar Solutions LLC, which is the Company’s joint venture with Wacker Chemical Corporation for the production and sale of chemical mechanical planarization (CMP) slurries.

The Company received cash proceeds in consideration for the Transaction of approximately $161.6 million, taking into account a preliminary estimate of the working capital adjustment.

ITEM 7.01. REGULATION FD DISCLOSURE

On December 1, 2004, the Company issued a press release announcing the completion of the Transaction, a copy of which is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro forma financial information.

The Company is filing as Exhibit 99.2 hereto the following unaudited pro forma condensed consolidated financial information, which is based on the historical financial statements of the Company and its majority and wholly-owned subsidiaries, adjusted to give effect to the Transaction as well as the previously disclosed acquisition of the Avecia Biocides business that was included in a filing on form 8-KA on June 16, 2004.

(1)	Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet as of September 30, 2004;

(2)	Unaudited Pro Forma Combined Condensed Consolidated Statements of Income for the nine months ended September 30, 2004 and the year ended December 31, 2003; and

(3)	Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.

The Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet as of September 30, 2004 gives effect to the Transaction as if it had been completed as of September 30, 2004. The Unaudited Pro Forma Combined Condensed Consolidated Statements of Income for the nine months ended September 30, 2004 and the year ended December 31, 2003 give effect to the Transaction as if it had been completed as of January 1, 2004 and January 1, 2003, respectively.

(c) Exhibits

2.	First Amendment dated as of November 30, 2004 to the Stock and Asset Purchase Agreement dated as of October 24, 2004 between Arch Chemicals, Inc. and Fuji Photo Film Co., Ltd.*

99.1	Press Release, dated as of December 1, 2004.

99.2	Unaudited Pro Forma Combined Condensed Consolidated Financial Statements of Arch Chemicals, Inc. as of and for the nine months ended September 30, 2004 and for the twelve months ended December 31, 2003.

*	Schedules and similar attachments to the First Amendment have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2004

ARCH CHEMICALS, INC.

By:	/s/ Louis S. Massimo
Name:	Louis S. Massimo
Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.	First Amendment dated as of November 30, 2004 to the Stock and Asset Purchase Agreement dated as of October 24, 2004 between Arch Chemicals, Inc. and Fuji Photo Film Co., Ltd.*

99.1	Press Release, dated as of December 1, 2004

99.2	Unaudited Pro Forma Combined Condensed Consolidated Financial Statements of Arch Chemicals, Inc. as of and for the nine months ended September 30, 2004 and for the twelve months ended December 31, 2003.

*	Schedules and similar attachments to the First Amendment have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.